SUB-ITEM 77E:
LEGAL PROCEEDINGS
Since October
2003, Federated
and related entities
(collectively,
"Federated"),
and various
Federated funds
("Funds"), have
been named as
defendants in
several class
action lawsuits
now pending in
the United States
 District Court
for the District
of Maryland. The
lawsuits were
purportedly filed
on behalf of people
who purchased,
owned and/or redeemed
shares of Federated
-sponsored mutual
funds during specified
periods
beginning November
 1, 1998. The suits
 are generally similar
in alleging that
Federated engaged
in illegal and
improper trading
practices including
market timing and
late trading in
concert with certain
institutional traders,
which allegedly caused
financial injury to the
mutual fund shareholders.
These lawsuits began
to be filed shortly
after Federated's first
public announcement that
 it had received requests
for information on shareholder
trading activities
in the Funds from the
SEC, the Office of the
New York State Attorney
General
("NYAG"), and other
authorities. In that
regard,
on November 28, 2005,
Federated announced
that it had reached
final settlements
with the SEC and the
NYAG with respect to
those matters.
Specifically, the
SEC and NYAG settled
proceedings against
three Federated subsidiaries
involving undisclosed market
timing arrangements and late
trading. The SEC made
 findings: that Federated
 Investment Management
Company ("FIMC"), an
SEC-registered investment
adviser to various Funds,
and Federated Securities
Corp., an SEC-registered
broker-dealer and
distributor for the
Funds, violated provisions
of the Investment Advisers
Act
and Investment Company
Act by approving, but
not disclosing, three
market
timing arrangements,
or the
associated conflict of
interest between
FIMC and the funds
involved in the arrangements,
 either to other fund
shareholders or to the funds'
board; and that Federated
Shareholder
Services Company,
formerly an SEC-registered
transfer agent, failed to
 prevent a customer and a
Federated employee from
late trading in violation
of provisions of the
Investment Company Act.
The NYAG found that such
conduct violated provisions
of New York State law.
Federated entered
into the settlements
without admitting or
denying the regulators'
 findings. As Federated
previously reported in 2004,
it has already paid
approximately $8.0
million to certain
funds as determined
by an independent consultant.
 As part of these settlements,
Federated agreed to pay
disgorgement and a
civil money penalty
in the aggregate amount
 of an additional $72
 million and, among other
things, agreed that it would
not
serve as investment
adviser to any registered
investment company unless
(i) at least 75% of the fund's
directors are independent of
Federated,
(ii) the chairman of each
such fund is independent of
Federated, (iii) no action
 may be taken by the fund's
board or any committee thereof
unless approved by a
majority of the independent
trustees of the fund or
committee, respectively,
and (iv) the fund appoints
a "senior officer" who
reports to the independent
 trustees and is
responsible for monitoring
compliance by the fund
with applicable laws and
fiduciary duties and for
managing the process
by which management
fees charged to a
fund are approved. The
settlements are
described in Federated's
announcement
which, along with
previous press releases
 and related communications
on those matters,
is available in the
"About Us" section of Federated's
website at FederatedInvestors.com.
Federated entities
have also been named
as defendants in several
additional lawsuits that
are now pending in the
United States District Court for
the Western District
of Pennsylvania, alleging,
among other things,
excessive advisory and
Rule 12b-1 fees.
The Board of the Funds
retained the law firm of
Dickstein Shapiro LLP to
represent the Funds in
each of the lawsuits described
in the
preceding two paragraphs.
Federated and the Funds,
and their respective counsel,
have been defending this
litigation, and none of the Funds
remains a defendant in any
of the lawsuits (though some
could potentially receive
any recoveries as nominal
 defendants). Additional
lawsuits based
upon similar allegations
may be filed in the future.
The potential impact of these
lawsuits, all of which seek
unquantified damages,
attorneys' fees,
and expenses, and future
 potential similar suits is
uncertain. Although we do
not believe that these
lawsuits will have a material
adverse effect on
the Funds, there can be no
assurance that these suits,
ongoing adverse publicity
and/or other developments
resulting from the regulatory
investigations will not
result in increased Fund
redemptions, reduced sales
of Fund shares, or other
adverse consequences for the Funds.